UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 9, 2016. Proxies were solicited pursuant to our definitive proxy statement filed on April 29, 2016 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the annual meeting was 12,057,684. The holders of 10,436,332 shares of common stock were present or represented by valid proxy at the annual meeting. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the annual meeting. At the annual meeting, our stockholders voted on the matters set forth below.

Proposal 1 – Election of Class II Directors

Michael R. Long was duly elected as the Company’s Class II director. The result of the election was as follows:

NOMINEE	FOR	WITHHELD
Michael R. Long	6,805,457	341,146

Kirk E. Taylor was duly elected as the Company’s Class II director. The result of the election was as follows:

NOMINEE	FOR	WITHHELD
Kirk E. Taylor	7,077,054	69,549

Proposal 2 – Advisory Vote on Executive Compensation

Our stockholders voted upon and approved, by non-binding advisory vote, the compensation of our named executive officers, as described in our proxy statement dated April 29, 2016. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
6,794,407	340,054	12,142

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Our stockholders voted upon and approved the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
10,216,025	163,529	56,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: June 15, 2016	By:	/s/ Michael R. Long
	Name:	Michael R. Long
	Title:	Chief Executive Officer